NATIONSBANK                             NEWS RELEASE



FOR IMMEDIATE RELEASE

May 14, 1996 -- NationsBank Corporation today entered into an agreement for the underwritten public offering of $500 million in senior notes due May 2003.

The debt issue is part of a shelf registration for corporate debt securities and preferred and common stock previously declared effective by the Securities and Exchange Commission.

The non-callable senior notes bear a coupon interest rate of 7 percent. The offering will be sold through underwriters led by NationsBanc Capital Markets, Inc., Bear, Stearns & Co. Inc., J.P. Morgan Securities Inc., Lehman Brothers and Salomon Brothers Inc. Closing is scheduled for May 20, 1996.

Proceeds from the debt issue will be used for general corporate purposes, including extensions of credit to the corporation's subsidiaries.

NationsBank Corporation is the fifth-largest U.S. banking company, with $194 billion in assets at March 31, 1996, and full-service banking centers in nine states and the District of Columbia.

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Media contact:  Martha Larsh  (214) 508-0633